                                                                   EXHIBIT 10.42

                               PETsMART.com, Inc.
                               ------------------

                              EMPLOYMENT AGREEMENT

This Agreement is entered into as of January 24, 2000 (the "Effective Date") by and between PETsMART.com, Inc. (the "Company"), and Gary Marcotte ("Executive").

In consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows:

1.  Position and Duties.  Executive shall be employed as the Chief Financial
    -------------------
Officer of the Company, reporting to the Company's Chief Executive Officer, and assuming and discharging such responsibilities as are commensurate with Executive's position. Executive shall perform Executive's duties faithfully and to the best of Executive's ability and shall devote Executive's full business time and effort to the performance of Executive's duties hereunder.

2.  At-Will Employment.  The parties agree that Executive's employment with the
    ------------------
Company shall be "at-will" employment and may be terminated at any time with or without cause or notice at the option of either the Company or Executive. No provision of this Agreement shall be construed as conferring upon Executive a right to continue as an employee of the Company.

3.  Compensation. For all services to be rendered pursuant to this Agreement by
    ------------
Executive, Executive shall receive one hundred sixty thousand dollars ($160,000) on an annual basis (the "Base Salary"), payable semi-monthly in accordance with the Company's normal payroll practices. Executive understands and agrees that neither Executive's job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension by implication or otherwise, of this Agreement.

4.  Discretionary Bonus.  The performance of Executive and the Company may be
    -------------------
reviewed by the Board of Directors (the "Board") annually, and, on that basis, the Board may, in its sole discretion, award Executive a bonus. All compensation payable to Executive shall be subject to applicable withholding.

5.  Other Benefits.  During Executive's employment hereunder, Executive shall be
    --------------
entitled to participate in the employee benefit plans and programs of the Company, if any, to the extent that Executive's position, tenure, salary, age, health and other qualifications make him eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

6.  Restricted Stock.  Subject to approval of the Company's Board of Directors,
    ----------------
Executive shall be granted the right to purchase, immediately exercisable, a total of 330,000 restricted shares (the "Shares") of the Company's Common Stock, at a purchase price per share equal to $.75. So long as Executive is employed by the Company, the Shares shall vest (a) 1/5th of the Shares on the Effective Date, (b) 1/5th of the Shares on the first anniversary of the Effective Date and
(c) 1/60th of the Shares on the last day of each calendar month beginning on or after the first anniversary of the Effective Date, so that the Shares are fully vested on or about the fourth anniversary of the Effective Date.

     One half ( 1/2) of any unvested shares shall accelerate and become immediately vested if within six months after a Change of Control (as defined below), Executive (a) is terminated without Cause, (b) suffers a material diminution in compensation or duties or (c) is relocated by the company, without Executive's written consent, to a location more than fifty (50) miles from the Company's Pasadena office.

     If Executive is terminated without Cause (as defined below) on or prior to the six month anniversary of the Effective Date, then 3/48th of the unvested Shares (1/20th of the Shares) shall accelerate and become immediately vested on the date of such termination.

     If Executive is terminated without Cause (a) following the six month anniversary of the Effective Date and (b) prior to the twelve month anniversary of the Effective Date, then 6/48th of the unvested Shares (1/10th of the Shares) shall accelerate and become immediately vested on the date of such termination.

     If Executive is terminated without Cause on or after the twelve month anniversary of the Effective Date then that number of Shares equal to lesser of
(a) the number of then unvested Shares and (b) the product of (i) 1/60th of the Shares and (ii) the number of full months Executive was employed by the Company shall accelerate and become immediately vested on the date of such termination.

     Upon termination of employment for any reason, the Company or its designee may repurchase any unvested Shares owned by Executive at the original price per Share.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar change affecting the Shares, a substitution or proportionate adjustment shall be made in the number and kind of any Shares, as determined by the Board in its sole discretion.

     The Shares shall be subject to the terms, definitions and provisions of the Company's Stock Option Plan (the "Plan") and an applicable restricted stock agreement (the "Restricted Stock Agreement") between the Company and Executive, which documents are incorporated herein by reference. The Restricted Stock Agreement shall allow for payment for the purchase price of the Shares in excess of par value with a full recourse, interest-bearing, promissory note secured by the Shares.

     A termination "For Cause" means that Executive (i) is terminated for any act of personal dishonesty taken by the Executive in connection with Executive's responsibilities to the Company intended to result in personal enrichment for Executive, (ii) is convicted of a felony, (iii) is terminated due to a willful act that constitutes misconduct and is injurious to the Company, (iv) is terminated as a result of gross negligence, recklessness, or willful misconduct or malfeasance in the performance by the Executive of his duties pursuant to this Agreement, provided, however, that unless such act or omission is not
                --------  -------
capable of being remedied, the Company shall have given written notice of such gross negligence, recklessness, or willful misconduct or malfeasance to the Executive and the Executive shall not have cured the same within thirty (30) days following such notice, (v) is terminated as a result of the willful and repeated failure by the Executive to perform his duties and obligations substantially in compliance with this Agreement, provided, however, that unless
                                                 --------  -------
such breach is not capable of being remedied, the Company shall have given written notice of any such breach to the Executive and the Executive shall not have cured the same within fifteen (15) days following such notice or (vi) is terminated as a result of the breach by the Executive of any of the provisions of Section 10 which has resulted in material damage to the business or reputation of the Company.

     A "Change in Control" shall occur upon (i) any acquisition or merger or similar transaction (e.g., tender offer) of the Company where the stockholders of the

Company immediately prior to such transaction hold 50% or less of the voting power of the surviving corporation, (ii) any transaction pursuant to which any person or "group" (as defined in 13d-5 of the Securities Exchange Act of 1934) acquires 51% or more of the voting power of the Company but only if such person or group has nominated or designated 50% or more of the members of the board of directors of the Company, (iii) any sale of all or substantially all of the assets of the Company or (iv) stockholder approval of any liquidation of the Company. As used in this definition, voting power means the power to vote generally in matters considered by the stockholders of the Company.

7.  Expenses.  The Company shall reimburse Executive for reasonable travel,
    --------
entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

8.  Right to Advice of Counsel.  Executive acknowledges that he has had the
    --------------------------
right to consult with counsel and is fully aware of Executive's rights and obligations under this Agreement.

9.  Successors.
    ----------

     (a)  Company's Successors.  For all purposes under this Agreement, the term
          --------------------
"Company," shall include any successor to the Company's business and/or assets that assumes the obligation of the Company under this Agreement or which becomes bound by the terms of this Agreement by operation of law.

     (b)  Executive's Successors.  Without the written consent of the Company,
          ----------------------
Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Executive hereunder
                                                         ---------
shall inure to the benefit of, and be enforceable by, Executive's personal or
                                                      ---------
legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10.  Confidential Information.
     ------------------------

     (a)  Company Information.  Executive shall at all times during the term of
          -------------------
Executive's employment with the Company and thereafter, hold in strictest confidence, and not use, except for the benefit of the Company, or disclose to any person, firm or corporation without written authorization of the Board, any Confidential

Information of the Company. As used herein, "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Executive has called or with whom Executive became acquainted during the term of Executive's employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. "Confidential Information" does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

     (b)  Former Employer Information.  Executive shall not, during Executive's
          ---------------------------
employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and Executive shall not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

     (c)  Third Party Information.  Executive shall hold all confidential or
          -----------------------
proprietary information that the Company has received from any third party to which it is the Company's obligation to maintain the confidentiality of such information and to use it only for certain limited purposes in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Executive's work for the Company consistent with the Company's agreement with such third party.

11.  Inventions.  The Executive hereby represents, warrants and covenants with
     ----------
respect to Prior Inventions or Inventions, as the case may be, as follows:

     (a)  Inventions Retained and Licensed.  Attached hereto, as Exhibit A, is a
          --------------------------------                       ---------
list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Executive prior to Executive's employment with the Company (collectively referred to as "Prior Inventions"), which belong to Executive, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Executive hereby represents that there are no such Prior Inventions. If in the course of Executive's employment with the Company, Executive incorporates into a Company product, process or machine a Prior Invention owned by Executive or in which the Executive has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

     (b)  Assignment of Inventions.  Executive shall, or will promptly make,
          ------------------------
full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of Executive's right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Executive is employed by the Company (collectively referred to as "Inventions"), except as provided in Section 11(f) below. Executive hereby acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of and during the period of Executive's employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Executive hereby understands and agrees that the decision whether or not to commercialize or market any invention developed by Executive solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to Executive as a result of the Company's efforts to commercialize or market any such invention.

     (c)  Inventions Assigned to the United States.  Executive shall assign to
          ----------------------------------------
the United States government all Executive's right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     (d)  Maintenance of Records.  Executive shall keep and maintain adequate
          ----------------------
and current written records of all Inventions made by him (solely or jointly with others) during the term of Executive's employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

     (e)  Patent and Copyright Registrations.  Executive shall assist the
          ----------------------------------
Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Executive agrees that it is Executive's obligation to execute or cause to be executed, when it is in Executive's power to do so, any such instrument or papers after the termination of this Agreement. If the Company is unable because of the Executive's mental or physical incapacity or for any other reason to secure Executive's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney in fact, to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Executive.

     (f)  Exception to Assignments.  It is agreed and acknowledge that the
          ------------------------
provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). Executive
                                                       ---------
covenants that Executive will advise the Company promptly in writing of any inventions that Executive believes meet the criteria in California Labor Code
Section 2870 and not otherwise disclosed on Exhibit A.
                                            ---------

12.  Conflicting Employment.  Executive shall not, during the term of
     ----------------------
Executive's employment with the Company, engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of Executive's employment, nor will Executive engage in any other activities that conflict with Executive's obligations to the Company.

13.  Returning Company Documents. At the time of leaving the employ of the
     ---------------------------
Company, Executive covenants that Executive shall deliver to the Company (and will not keep in Executive's possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Executive pursuant to Executive's employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 11(d). In the event of the termination of Executive's employment, Executive hereby covenants to sign and deliver the "Termination Certification" attached hereto as Exhibit C.
---------

14.  Notification of New Employer.  In the event that Executive leaves the
     ----------------------------
employ of the Company, Executive agrees to grant consent to notification by the Company to Executive's new employer about Executive's rights and obligations under this Agreement.

15.  Solicitation of Employees.  Executive covenants that, for a period of
     -------------------------
twelve (12) months immediately following the termination of Executive's relationship with the Company for any reason, whether with or without cause, Executive shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for Executive or for any other person or entity.

16.  Conflict of Interest Guidelines.  Executive covenants that Executive shall
     -------------------------------
diligently adhere to the Conflict of Interest Guidelines attached as Exhibit D
                                                                     ---------
hereto.

17.  Notice Clause.
     -------------

     (a)  Manner.  Any notice hereby required or permitted to be given shall be
          ------
sufficiently given if in writing and delivered in person or sent by First Class, registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.

     (b)  Effectiveness.  Any notice or other communication required or
          -------------
permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with this Section.

18.  Arbitration.
     -----------

     (a) Except as provided in Section 18(c) below, the parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration, unless otherwise required by law, to be held in Los Angeles, California under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association as then in effect (the "Rules"). The arbitrator(s) may
                                                -----
grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction.

     (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

     (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

     (d) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EXECUTIVE'S RELATIONSHIP WITH THE COMPANY, INCLUDING BUT NOT LIMITED TO, CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS.

19.  Severability.  The invalidity or unenforceability of any provision of this
     ------------
Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

20.  Integration.  This Agreement and the Option Agreement represent the entire
     -----------
agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

21.  Governing Law.  This Agreement shall be governed by and construed in
     -------------
accordance with the internal substantive laws, but not the choice of law rules, of the state of California.

22.  Counterparts.  This Agreement may be executed in any number of
     -------------
counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.


                              PETsMART.com, Inc.


                              By: /s/ Tom McGovern
                                  -----------------------


                              EXECUTIVE

                              /s/ Gary Marcotte
                              ---------------------------
                              Gary Marcotte

                                   EXHIBIT A

                           LIST OF PRIOR INVENTIONS

                       AND ORIGINAL WORKS OF AUTHORSHIP

  Title             Date                    Identifying Number or Brief Description
---------------------------------------------------------------------------------------------








_____ No inventions or improvements


_____ Additional Sheets Attached


Signature of Executive:  ______________________

Date: _________________________________________

                                   EXHIBIT B



                       CALIFORNIA LABOR CODE SECTION 2870
                INVENTION ON OWN TIME - EXEMPTION FROM AGREEMENT



"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the Executive developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2)  Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                   EXHIBIT C

                               PETsMART.com, Inc.

                           TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with PETsMART.com, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company") or otherwise belonging to the Company.

I further certify that I have complied with all the terms of the Employment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

Date:

_________________________

                                   EXHIBIT D

                               PETsMART.com, Inc.

                        CONFLICT OF INTEREST GUIDELINES

It is the policy of PETsMART.com, Inc. (the "Company") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment Agreement elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5. Initiating or approving any form of personal or social harassment of employees.

6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7.  Borrowing from or lending to employees, customers or suppliers.

8.  Acquiring real estate of interest to the Company.

9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

11.  Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

13.  Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.